EXHIBIT 32
CERTIFICATIONS PURSUANT TO
EXCHANGE ACT RULE 13a-14(b) AND 18 U.S.C. SECTION 1350
In connection with the report of Monsanto Company (the “Company”) on Form 10-K for the period ended Aug. 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and pursuant to Exchange Act Rule 13a-14(b) and 18 U.S.C. Section 1350, each of the undersigned officers of the Company does hereby certify that, to the best of such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Hugh Grant
Hugh Grant
Chairman and Chief Executive Officer

/s/ Pierre Courduroux
Pierre Courduroux
Senior Vice President and Chief Financial Officer
Oct. 23, 2013